UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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ITEX Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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To Our Stockholders:

You are cordially invited to attend our annual meeting of stockholders which will be held at our office located at 3326 – 160th Ave SE, Suite 100, Bellevue, WA 98008, on Friday, December 19, 2008, beginning at 10:00 a.m. local time.

The election of directors is the only item of business which will be acted upon at this year’s annual meeting. The proxy statement is designed to answer your questions and provide you with important information regarding our Board of Directors and senior management.

For the second year, we are furnishing proxy materials to our stockholders over the Internet. We believe that this e-proxy process expedites stockholders’ receipt of proxy materials, while also lowering the costs and reducing the environmental impact of our annual meeting. On November 7, 2008, we mailed our stockholders a notice containing instructions on how to access our 2008 proxy statement and annual report and vote online. The notice also provides instruction on how you can request a paper copy of these documents if you desire, and how you can enroll in e-delivery. If you received your annual materials via email, the email contains voting instructions and links to the annual report and proxy statement on the Internet.

Whether or not you plan to attend, your vote is important. Instructions regarding the various methods of voting are contained on the proxy card, including voting by toll-free telephone number or the Internet. If you received a paper copy of the proxy card by mail, you may still vote your shares by marking your votes on the proxy card, signing and dating it and mailing it in the envelope provided.

On behalf of the Board of Directors, we would like to express our appreciation for your continued interest in the affairs of the Company. We look forward to greeting in person as many of our shareholders as possible.

Sincerely,

Steven White
Chairman of the Board
Chief Executive Officer

November 7, 2008

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS

to be held Friday, December 19, 2008
10:00 a.m. Pacific Standard Time

We will hold the 2008 annual meeting of stockholders of ITEX Corporation, a Nevada corporation (the “Company”), at our corporate offices located at 3326 – 160th Ave SE, Suite 100, Bellevue, WA 98008, on Friday, December 19, 2008, beginning at 10:00 a.m. local time, for the following purposes:

1. To elect three (3) directors to serve until the next annual meeting of stockholders or until their successors have been elected and qualified;

2. To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Stockholders of record at the close of business on October 31, 2008, are entitled to notice of and to vote at the meeting or any postponement or adjournment.

By Order of the Board of Directors

John Wade,
Secretary
Bellevue, Washington
November 7, 2008

PROXY STATEMENT
____________________

INFORMATION ABOUT THE MEETING AND VOTING

Why did I receive these proxy materials?

Our Board of Directors has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the solicitation of proxies by the Board for the 2008 Annual Meeting of Stockholders which will be held on December 19, 2008. Proxies are solicited to give all stockholders of record at the close of business on October 31, 2008, an opportunity to vote on matters that come before the annual meeting.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

As permitted by the rules adopted by the Securities and Exchange Commission (“SEC”), we are making this proxy statement and our annual report available on the Internet. On November 7, 2008, we mailed a notice to stockholders containing instructions on how to access the proxy statement and annual report and vote online. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

What am I voting on?

The Board is soliciting your vote for:

o	the election of three (3) directors

o	action on such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Who is entitled to vote?

Stockholders of record at the close of business on the record date, October 31, 2008 (the “Record Date”), are entitled to vote on matters that come before the meeting. Shares can be voted only if the stockholder is present in person or is represented by proxy.

How many votes do I have?

Each share of ITEX common stock that you own as of the Record Date entitles you to one vote. On October 31, 2008, there were 17,816,248 outstanding shares of ITEX common stock.

What is the difference between holding shares as a stockholder of record and as a beneficial owner of shares held in street name?

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, OTR Inc., you are considered the stockholder of record with respect to those shares, and the notice was mailed directly to you.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the notice was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

How do I vote?

All stockholders may vote by proxy over the Internet by following the instructions provided in the notice, or, if you request printed copies of the proxy materials by mail, you can also vote by mail or by telephone.

If you are a stockholder of record, you may vote in person at the annual meeting. We will give you a ballot when you arrive.

If you are a beneficial owner of shares held in street name and you wish to vote in person at the annual meeting, you must obtain a valid proxy from the organization that holds your shares. If you do not obtain a valid proxy from your bank or broker, you will not be entitled to vote your shares, but you can still attend the annual meeting if you bring a recent bank or brokerage statement showing that you were the beneficial owner of the shares on October 31, 2008, the Record Date for voting.

What happens if I do not give specific voting instructions?

Stockholders of Record. If you are a stockholder of record and you:

•	Indicate when voting on the Internet or by telephone that you wish to vote as recommended by our Board of Directors; or

•
If you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by our Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. We believe Proposal 1 (election of directors) and Proposal 2 (other matters presented) will be considered routine. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform us that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” When the vote is tabulated for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present, but will not otherwise be counted. We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the notice.

Can I change my vote?

        You can change your vote by revoking your proxy at any time before it is exercised at the meeting in one of four ways:

o	vote again on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the meeting will be counted); or

o	submit a proxy card with a later date;

o	vote in person at the annual meeting;

o	notify the ITEX Corporate Secretary in writing before the annual meeting that you are revoking your proxy.

Attendance at the annual meeting will not automatically revoke your previously granted proxy unless you vote again at the meeting or specifically request in writing that your prior proxy be revoked.

What does it mean if I get more than one proxy card?

Your shares are likely registered differently or are in more than one account, such as individually and also jointly with your spouse. To assist us in saving money and to serve you more efficiently, we encourage you to have all your accounts registered in the same name and address by contacting our transfer agent, OTR Inc., 1000 SW Broadway, Ste. 920, Portland, Oregon 97205, phone 1-503-225-0375, fax 1-503-273-9168, or, if your shares are held by your broker or bank in “street name,” you should contact the broker or bank who holds your shares.

Why did I receive only one set of proxy materials although there are multiple stockholders at my address?

If one address is shared by two or more of our stockholders, we send only one set of proxy materials to that address unless we receive instructions to the contrary from any stockholder at that address. This practice, known as householding, is used to reduce our printing and postage costs. If a stockholder of record residing at such an address wishes to receive a separate set of proxy materials in the future, he or she may contact our transfer agent at 1-503-225-0375, fax 1-503-273-9168, or write to OTR Inc., 1000 SW Broadway, Ste. 920, Portland, Oregon 97205. If you are a beneficial owner of shares held in street name, you can request or cancel householding by contacting your bank, broker, or nominee.

What constitutes a quorum?

The presence of the owners of 51 percent of the shares entitled to vote at the annual meeting is required in order to hold the meeting and conduct business. Presence may be in person or by proxy. You will be considered part of the quorum if you voted on the Internet, by telephone or by properly submitting a proxy card or voting instruction form by mail, or if you are present and vote at the annual meeting.

Abstentions and broker “non-votes” are counted as present and entitled to vote for determining whether a quorum is present. For the purpose of determining whether the stockholders have approved a matter, abstentions and broker “non-votes” are not treated as votes cast affirmatively or negatively, and therefore have no effect on the outcome of any matter being voted on at the annual meeting.

If a broker indicates on its proxy that it does not have discretionary authority to vote on a particular matter, the affected shares will be treated as not present and not entitled to vote with respect to that matter, even though the same shares may be considered present for quorum purposes and may be entitled to vote on other matters.

What is required to approve each proposal?

Election of Directors:    The three nominees who receive the most votes will be elected. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote.

Other Matters:    Approval of any unscheduled matter, such as a matter incident to the conduct of the meeting, would require the affirmative vote of a majority of the votes cast. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote.

What are the Board’s recommendations on the proposals?

The Board recommends a vote FOR Proposals 1 and 2.

How can I attend the annual meeting?

You are invited to attend the annual meeting only if you were an ITEX stockholder or joint holder as of the close of business on October 31, 2008 or if you hold a valid proxy for the annual meeting. In addition, if you are a stockholder of record (owning shares in your own name), your name will be verified against the list of registered stockholders on the Record Date prior to your being admitted to the annual meeting. If you are not a stockholder of record but hold shares through a broker or nominee (in street name), you should provide proof of beneficial ownership on the Record Date, such as a recent account statement or a copy of the voting instruction card provided by your broker or nominee. The meeting will begin at 10:00 a.m. local time. Check-in will begin at 9:30 a.m. local time.

How will we solicit proxies and who is paying for this proxy solicitation?

The cost of soliciting proxies will be borne by us. These costs will include the expense of preparing, assembling, printing and mailing the notice to stockholders of record and beneficial owners and printed proxy materials to stockholders who specifically request them, and reimbursements paid to brokerage firms and others for their reasonable out-of-pocket expenses for forwarding proxy materials to stockholders and obtaining beneficial owners’ voting instructions. We have not retained a proxy solicitor in conjunction with the annual meeting. In addition to soliciting proxies by mail, our board members, officers and employees may solicit proxies on our behalf, without additional compensation, personally or by telephone. We may also solicit proxies by email from stockholders who are our employees or who previously requested to receive proxy materials electronically.

Where can I find voting results of the annual meeting?

We intend to announce preliminary voting results at the annual meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2008.

What is the deadline for submitting proposals for next year’s annual meeting or to nominate individuals to serve as directors?

You may submit proposals, including director nominations, for consideration at future stockholder meetings.

Stockholder Proposals: Stockholders who wish to submit proposals for inclusion in ITEX’s 2009 proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) must submit their proposals so that they are received at our principal executive offices no later than the close of business on July 10, 2009, which is 120 calendar days prior to the anniversary of this year’s proxy mailing date. A shareholder who wishes to submit a proposal under Rule 14a-8 must qualify as an “eligible” stockholder and meet other SEC requirements. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

Our bylaws provide that for an eligible stockholder proposal to be considered for inclusion in ITEX’s proxy statement for the annual meeting next year (other than matters properly brought under SEC Rule 14a-8), the written proposal must be delivered to the Corporate Secretary of ITEX at our principal executive offices not less than 90 nor more than 150 days before the anniversary of this year’s mailing date. As a result, any notice given by a stockholder pursuant to these provisions of our bylaws (and not pursuant to the SEC Rule 14a-8) must be received no earlier than June 10, 2009, and no later than August 9, 2009, unless the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the this year’s annual meeting. In that case, we must receive proposals not later than the close of business on the later of the 60th day prior to such annual meeting or the 15th day following the day on which we first make a public announcement of the date of the meeting. To be in proper form, a stockholder’s notice must include the specified information concerning the proposal as described in our bylaws. A copy of the bylaws may be obtained from the Corporate Secretary by written request, and also is available on our corporate web site at www.itex.com on the “Investor Relations” page under the link “Governance — Corporate Bylaws.”

Nomination of Director Candidates: You may propose director candidates for consideration by the Board’s Nominating Committee. Any such recommendations should include the information specified described in our bylaws, which includes the nominee’s name and qualifications for Board membership, information regarding the candidate as would be required to be included in a proxy statement filed pursuant to SEC regulations, and a written indication by the recommended candidate of her or his willingness to serve, and should be directed to the Corporate Secretary of ITEX at our principal executive offices: ITEX Corporation, 3326 - 160th Ave SE, Suite 100, Bellevue, WA 98008, within the time period described above under “Stockholder Proposals” for proposals other than matters brought under SEC Rule 14a-8.

How may I communicate with ITEX’s Board or the non-management directors on ITEX’s Board?

You may contact any of our directors by writing to them c/o ITEX Corporation, 3326 – 160th Ave SE, Suite 100, Bellevue, WA 98008. You may also send an email to ITEX’s Board at board@itex.com. Each communication should specify the applicable director or directors to be contacted as well as the general topic of the communication. We may initially receive and process communications before forwarding them to the applicable director. We generally will not forward to the directors a shareholder communication that is determined to be primarily commercial in nature, that relates to an improper or irrelevant topic, or that requests general information about ITEX. Concerns about accounting or auditing matters or communications intended for non-management directors should be sent to the attention of the Chair of the Audit Committee at the email address above. Our directors may at any time review a log of all correspondence received by ITEX that is addressed to the independent members of the Board and request copies of any such correspondence.

INFORMATION ABOUT OUR BOARD

ELECTION OF DIRECTORS (Proposal 1 on Proxy Card)

The persons named as ITEX proxy holders intend to vote for the election of the three nominees listed on the following pages. If you do not wish your shares to be voted for particular nominees, please identify the exceptions in the designated space provided on the proxy card or, if you are voting by telephone or the Internet, follow the instructions provided when you vote. Assuming a quorum is present, the three nominees receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as directors of the Company. Any shares not voted, whether by abstention, broker non-vote, or otherwise, have no impact on the vote. Stockholders are not entitled to cumulate votes in the election of directors.

If at the time of the meeting one or more of the nominees have become unavailable to serve, shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Nominating Committee or, if none, the size of the Board will be reduced. The Nominating Committee knows of no reason why any of the nominees will be unavailable or unable to serve.

Directors elected at the annual meeting will hold office until the next annual meeting or until their successors have been elected and qualified. Each of the three nominees for director is currently a director of the Company. The names of persons who are nominees for director, their ages as of the Record Date, and their positions and offices with the Company are set forth in the table below.

Name	Age	Position
Employee Directors:
Steven White	50	Chairman CEO and Interim CFO
Non-Employee Directors:
Eric Best	39	Director
John A. Wade	46	Director, Secretary, Treasurer

Following is a discussion of the business background of each director and executive officer. Steven White is a full-time employee of the Company. The other directors devote only such time as may be necessary to our business and affairs. There are no family relationships among any of the directors or executive officers of the Company.

Directors

Steven White has been a director of the Company and its Chairman since February 2003. Mr. White has served as CEO and Interim CFO of the Company since June 2003. From 1996 to 2000, he was CEO and President of Ubarter.com, a web-based cashless trading community originally founded by Mr. White in 1983 as Cascade Trade Association.  In June 2000, Mr. White directed the sale of Ubarter.com to Network Commerce, an Internet-based technology infrastructure and services company.

Eric Best has been a director of the Company since February 2003. He founded MindCorps, an e-commerce systems integrator acquired by Amazon.com in 1999, and Emercis, an e-commerce tools provider acquired by Impressa in 2000.  He founded and is currently CEO of Mercent Corporation, a software venture that enables retailers to sell through online merchandising channels.  Mr. Best is also founder and Chairman of Seattle-based Morse Best Innovation, a technical marketing agency serving clients such as Microsoft, Lexmark, and WRQ. He is a graduate of Seattle Pacific University and a member of the SPU Entrepreneurial Studies Council and Society of Fellows.

John A. Wade has been a director of the Company since February 2003. He served as Chief Financial Officer of Aptimus, Inc., an online direct marketing company, from 1998 to 2007. Prior to joining Aptimus, Mr. Wade served as CFO and COO for Buzz Oates Enterprises, a real estate development company. Mr. Wade has a Bachelor of Science degree in business administration with a concentration in accounting from the San Diego State University School of Business and has been a CPA since 1987.

Executive Officers

Steven White has served as Chief Executive Officer and Interim Chief Financial Officer of the Company since June 2003. See background information above for Mr. White under the heading “Directors.”

Information Regarding the Board and its Committees

The Board of Directors represents the interests of our stockholders as a whole and is responsible for directing the management of the business and affairs of ITEX. Our board of directors is currently composed of three members. Each director currently serves until the next annual meeting of stockholders or until his successor is duly elected and qualified. Our bylaws provide that the authorized number of directors may be between three and five, with the exact number to be determined by a majority of our board of directors or stockholders.

The Board of Directors held seven meetings during fiscal 2008 which were attended by all directors. There were five Audit Committee meetings during fiscal 2008 and two Compensation & Nominating Committee meetings, which were attended by all committee members. Directors are encouraged to attend the annual meetings of ITEX stockholders. All current directors attended the last annual meeting of stockholders. Below is a table that provides membership and meeting information for each of the Board committees:

Name	Audit	Compensation & Nominating
Mr. White	◆
Mr. Wade	◆ *	◆
Mr. Best		◆ *
Total meetings in fiscal year 2008	5	1

* Committee Chairperson

Committees of the Board of Directors

The standing committees of the Board of Directors of the Company are the Audit Committee and the Compensation and Nominating Committee. Our board of directors may establish other committees to facilitate the management of our business. Below is a description of each committee of the Board of Directors.

Audit Committee

The Audit Committee assists our Board of Directors in its oversight of the quality and integrity of our accounting, auditing, and reporting practices. The Audit Committee’s role includes discussing with management the Company’s processes to manage business and financial risk, and for compliance with applicable legal and regulatory requirements. The Audit Committee is responsible for the appointment, replacement, compensation, and oversight of the independent registered public accounting firm engaged to prepare and issue audit reports on our financial statements. The Audit Committee relies on the expertise and knowledge of management and the independent accounting firm in carrying out its oversight responsibilities. The specific responsibilities in carrying out the Audit Committee’s oversight role are set forth in the ITEX Audit Committee Charter. The Audit Committee Charter is reviewed annually and as may be required due to changes in industry accounting practices or the promulgation of new rules or guidance documents.

The Audit Committee consists of Messrs. White and Wade. The Board determined that during fiscal 2008 Mr. Wade, was “independent” as defined by Rule 4200 of the NASDAQ Marketplace Rules. During the first quarter of fiscal 2009, the Company retained Mr. Wade as a consultant to assist with internal audit matters. As a result, Mr. Wade is not independent as defined by the NASDAQ Marketplace Rules for requirements relating to audit committees. Mr. White is also not independent because he is an executive officer of ITEX. Mr. White has made and will make certain certifications required under the Sarbanes-Oxley Act of 2002 and the related rules adopted by the SEC with respect to (i) our financial statements and other financial information included in periodic reports filed with the SEC, (ii) our disclosure controls and procedures regarding the disclosure to the certifying officers of material information relating to the Company, and (iii) our internal controls and whether there are any deficiencies in the design or operation of such internal controls. Mr. White meets with and makes reports to the Audit Committee with respect to the items which are the subject matter of his certifications and other matters. The Board believes that the valuable contributions Messrs. White and Wade make to the Audit Committee outweigh any concerns arising out of the fact that they do not satisfy the independence requirement of the NASDAQ Marketplace Rules. Our Board believes each Audit Committee member has sufficient experience and knowledge in financial and auditing matters to effectively serve and carry out the duties and responsibilities of the Committee. In addition, the Board has determined that John Wade is an “audit committee financial expert” as defined by Securities and Exchange Commission rules, which is basically limited to those who have prepared, audited, or directly supervised the audit of comparable public company financial statements.

Compensation and Nominating Committee

The Compensation Committee reviews retirement and benefit plans and salaries and incentive compensation to be provided to our executive personnel, employees, and consultants, and recommends appropriate compensation and benefit levels. The Compensation Committee also administers our current equity incentive plan, including recommending the issuance of grants and options under the plan to our employees, consultants and directors and, in general, oversees general policy matters relating to our various compensation plans, including payroll, option, stock, medical and bonus plans.

In its function as Nominating Committee, the Committee is responsible for identifying and recommending to the Board of Directors qualified nominees to become board members and considers stockholder recommendations for nominees to fill Board positions if such recommendations are received. The Nominating Committee also recommends to the Board of Directors regarding the size and composition of the Board as well as carrying out the duties set forth in the ITEX Nominating Committee Charter. The Board has determined that both members of the Compensation and Nominating Committee are independent as defined by Rule 4200 of the NASDAQ Marketplace Rules. In making the independence determinations, the following relationships were considered: Mr. Best is the principal shareholder of Morse Best, Inc., a business from which ITEX purchased IT consulting services during fiscal 2007. ITEX’s payments for these services fell below the thresholds set forth in the NASDAQ Marketplace Rules. In addition, the CEO of ITEX is a board member of Morse Best, but does not serve on that company’s compensation committee. After a review of the relevant information concerning these circumstances, the board determined that they do not constitute a material relationship that affects Mr. Best’s independence.

The Nominating Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 25 years of age, having business experience at a policy-making level, and having high moral character. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties. Their service on other boards of public companies should be limited to a number that permits them to perform responsibly all director duties. The Committee retains the right to modify these minimum qualifications from time to time.

The Committee’s process for identifying and evaluating nominees is as follows: In the case of incumbent directors whose terms of office are set to expire, the Nominating Committee reviews the directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any transactions of such directors with the Company during their term. In the case of new director candidates, the Committee first determines whether the nominee must or should be independent, which determination is based upon the Company’s charter and bylaws, applicable securities laws, the rules and regulations of the SEC, applicable NASDAQ rules, and the advice of counsel, if necessary. The Committee uses its network of contacts to compile a list of potential candidates, which may include candidates that come to the attention of the Nominating Committee through stockholders, search firms or other persons. The Committee then meets to discuss and consider such candidates’ qualifications and then chooses a candidate by majority vote.  There are no nominees for election to our Board this year other than directors standing for re-election.

Stockholder nominees

The Nominating Committee will consider director candidates recommended by stockholders, provided the recommendations include certain specified information. See “Information About the Meeting and Voting — What is the deadline for submitting proposals for next year’s annual meeting or to nominate individuals to serve as directors? — Nomination of Director Candidates” on page 5. The Committee does not intend to alter in the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not.

In addition, to be timely the recommendation must be received by the Corporate Secretary within the time period prescribed for “Stockholder Proposals” for proposals other than matters brought under SEC Rule 14a-8. See “Information About the Meeting and Voting — What is the deadline for submitting proposals for next year’s annual meeting or to nominate individuals to serve as directors? — Stockholder Proposals” on page 4.

Code of Ethics

We have adopted a Code of Ethics that applies to our executive officers, including financial officers and other finance organization employees. The Code of Ethics is available on the investor relations portion of our website at http://www.itex.com. Our Board did not grant any waivers of any ethics policies in fiscal 2008 to our directors or executive officers. If we make any substantive amendments to the Code of Ethics or grant any waiver, including any implicit waiver, from a provision of the code to our Chief Executive Officer, Chief Financial Officer or Corporate Controller, we will disclose the nature of such amendment or waiver on that website or in a report on Form 8-K. The charters of the Audit Committee and Nominating Committee are also available at the same website address.

Compensation of Directors

During fiscal 2008, directors each received a grant of 30,000 shares for serving on the board. In addition, each director was granted a “tax gross-up” payment equal to the approximate amount of the recipient’s federal and state tax liability realized in connection with the grant of these shares. ITEX does not pay meeting fees. Non-employee directors are entitled to reimbursement for their reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors or its committees and board-related activities, such as ITEX sponsored events. No reimbursements were paid in fiscal 2008. If elected at the upcoming annual meeting, as compensation for the fiscal 2008 term, directors, whether or not compensated by a salary from the Company, will receive a grant of 30,000 shares and a cash bonus equal to the amount of the director’s federal and state tax liability realized in connection with the grant of these shares. Directors are eligible to receive option grants and equity issuances under our current equity incentive plan. Other than the grant of 30,000 shares, no options or other stock grants were issued to the current Board during fiscal 2008 for serving on our board of directors.

Fiscal 2008 Director Compensation Table

The following summary compensation table indicates the cash and non-cash compensation earned during the fiscal year ended July 31, 2008 by the non-employee directors.

Name	Stock Awards (1)	All Other Compensation (2)	Total

Eric Best	$28,200	$10,107	$38,307

John A. Wade	$28,200	$10,107	$38,307

(1)	The amount represents the grant date fair value of 30,000 shares, as recognized in the fiscal year for financial statement reporting purposes in accordance with SFAS 123(R).

(2)	This column shows “tax gross-up” amounts paid to directors to reimburse them for taxes on income realized in connection with the grant of stock awards.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information that has been provided to the Company regarding the beneficial ownership as of October 31, 2008 of the Company’s common stock by (a) each person who is known by the Company to be a beneficial owner of more than five percent of the outstanding common stock of the Company, (b) each director or director nominee of the Company, (c) each of the named executive officers, and (d) all directors and executive officers of the Company as a group.

Name and Address (1) Of Beneficial Owner	Shares (2) Beneficially Owned	Percent (3) of Voting Shares

Current Directors and Executive Officers:
Steven White (4)	1,713,420	9.6%
Eric Best	95,000	*
John Wade	230,000	1.3%

All current directors and executive officers as a group (3 persons)	2,038,420	11.4%

Other Beneficial Owners:
Western Sizzlin Corporation (5)	1,565,201	8.8%
The Polonitza Group (6)	886,700	5.0%

* Less than one percent.

(1) Except as noted below, the business address of the current directors and executive officers is c/o ITEX Corporation, 3326 – 160th Ave SE, Suite 100, Bellevue, WA 98008.

(2) Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are exercisable within 60 days of October 31, 2008 are deemed outstanding. These shares, however, are not deemed outstanding for purposes of computing the ownership of any other person. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the stockholders named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(3) Percentage of beneficial ownership is based upon 17,816,248 voting shares outstanding as of the Record Date.

(4) Mr. White has 75,000 unvested stock awards outstanding.

(5) The address of Western Sizzlin Corporation is 416 South Jefferson Street, Suite 600, Roanoke, Virginia 24011.

(6) The Schedule 13D received by the Company indicated that the 886,700 shares are held by David Polonitza, Kirk Anderson, Paul Kim, Richard Polonitza, Jonathan Polonitza, and Benjamin Polonitza as a group (the “The Polonitza Group”). The address of Mr. David Polonitza is 2550 Nelsonville Road, Boston, Kentucky 40107.

Executive Compensation

The following table provides summary information about compensation received by our Chief Executive Officer and the two other highest paid executive officers (collectively, the “named executive officers”) for the fiscal years ended July 31, 2008 and July 31, 2007. None of the named executive officers received stock options during fiscal years 2008 and 2007.

Summary Compensation Table*

Principal Position	Year	Salary (1)	Stock Awards (2)	All Other Compen- sation (3)	Total

Steven White, CEO,	2008	$155,444	$87,200	$24,314	$266,958
Interim CFO	2007	$124,800	$86,600	$20,835	$232,235

(*)	Columns in the Summary Compensation Table that were not relevant to the compensation paid to the named executive officers were omitted.

(1)	Mr. White also contributed a portion of his salary to the Company’s 401(k) savings plan, which was matched.

(2)
The amount represents the grant date fair value of stock awards, as recognized in the fiscal year for financial statement reporting purposes in accordance with SFAS 123(R), and includes 30,000 shares awarded for service on the board of directors in 2008 and 40,000 shares awarded for service on the board of directors in 2007. Stock awards for Mr. White include the amount expensed during the fiscal year for a restricted stock grant of 300,000 shares granted on July 6, 2006. The award vests equally over a 36-month period, assuming continued employment. For additional information on this grant, please see the narrative that follows this table.

(3)
This column includes the “tax gross-up” amount paid to reimburse Mr. White for taxes on income realized in connection with the grant of stock award, which was $13,637 in 2008 and $13,347 in 2007. Included are matching contributions under our 401(k) plan for Mr. White of $10,677 in 2008 and $7,488 in 2007. All employees are eligible to contribute a portion of their compensation to our 401(k) Plan on a pre-tax basis and receive a matching employer contribution of up to 6.0% of their eligible compensation. All 401(k) participants are treated equally with respect to our 401(k), and we do not have preferential matching for our executive officers.

Narrative to Summary Compensation Table

We have an equity incentive plan (“2004 Plan”) which allows for grants of nonqualified and incentive stock options and stock awards to eligible employees, directors, officers or consultants. On July 6, 2006, we issued 300,000 shares of restricted common stock with a grant date fair value of $177,000 to Mr. White as equity incentive grants under the 2004 Plan. The shares vest over a three-year period, with one thirty sixth (1/36) of the granted shares vesting each month. In accordance with SFAS 123(R), for financial statement reporting purposes we recognized $59,000 of compensation cost in connection with this grant during the 2008 and 2007 fiscal years, respectively.

Employment and Change-in-Control Agreements. Our named executive officers are employed at will and do not have employment agreements. Our Compensation Committee believes that employment agreements generally encourage a short-term rather than long-term focus, provide inappropriate security to the executives and undermine the team spirit of the organization. The terms of our restricted stock awards to named executive officers generally provide that each share of restricted stock issued under the 2004 Plan will immediately vest in the event that we are acquired by merger or asset sale, or in the event there is a change in control or ownership of ITEX.

During 2008 we entered into a Change of Control Agreement with Mr. White. The Change in Control Agreement defines the benefits Mr. White would receive in connection with a “change of control,” (as defined below), or change in control events coupled with the loss of his employment. If eligible, upon a change of control Mr. White would receive a lump sum payment equal to one times his base salary and immediate vesting of all equity-based compensation. Upon termination of his employment as CEO either by the Company without “cause,” or by Mr. White for “good reason” (as defined below) after a change in control occurs, Mr. White would receive a severance payment equal to two times his base salary. He would also receive a continuation of health and insurance benefits if the severance payment is made over a severance period rather than as a lump sum payment. The severance payment may be reduced if it would otherwise be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code or any similar tax. Under the agreement, Mr. White is subject to certain non-competition and non-solicitation provisions for one year after termination, and payment of severance benefits is conditioned upon his execution of a release of claims in favor of the Company.

A “change in control” generally is defined as of any of the following events: the incumbent directors cease to constitute a majority of the members of the Board; the consummation of a consolidation or merger of ITEX with another business entity; any person becomes a beneficial owner, directly or indirectly, of 50 percent or more of the combined voting power of ITEX; the disposition of all or substantially all of the assets of ITEX: the closure and winding up of ITEX’s business and related affairs or the approval by stockholders of a plan of complete liquidation or dissolution of ITEX. “Good reason” for termination by the executive of his employment generally means the occurrence (without the executive’s consent) of any one of the following acts: the assignment to Mr. White of diminished duties or responsibilities; a reduction in his annual base compensation; a failure of the board to nominate him as a director of the Company; the relocation of his principal place of employment to a location outside of a 25-mile radius; the failure by the Company to pay him any portion of his current compensation or provide him substantially similar benefits; or any purported termination of his employment without specified notice.

Personal Benefits. ITEX seeks to maintain a corporate culture in which its officers are not entitled to operate under different standards than other employees. We do not have programs for providing personal-benefit perquisites to officers, such as financial counseling, reserved parking spaces, athletic club memberships, company car, home security, permanent lodging or defraying the cost of personal entertainment or family travel. ITEX’s health care and other employee-benefit programs are the same for all eligible employees, including its officers.

Outstanding Equity Awards at Fiscal Year End

The following table provides information on unvested stock awards held by the named executive officers on July 31, 2008.

	Option Awards	Stock Awards
Name		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)

Steven White, CEO	N/A	100,000(1)	$88,000(2)

(1)
The stock award was granted on July 6, 2006, and vests in thirty-six equal monthly installments over a three-year period. The unvested shares will vest on July 6, 2009, subject to continuous employment.

(2)	The market value was calculated by multiplying the number of shares shown in the table by $.88, which was the closing market price on July 31, 2008, the last trading day of our fiscal year.

Securities authorized for issuance under equity compensation plans

The following table gives information about equity awards under the Company’s 2004 Equity Incentive Plan and individual equity arrangements as of July 31, 2008.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities available for future issuance under equity compensation plans [excluding securities reflected in column (a)]
Equity compensation plans approved by security holders	90,000 (1)	―	285,000

Equity compensation plans not approved by security holders	―	―	―

Total	90,000	―	285,000

(1) These shares represent potential awards of 30,000 shares each of common stock to compensate director nominees in 2008. There were no other outstanding options, warrants or rights as of July 31, 2008.

Transactions with Related Persons

ITEX and its subsidiaries had no transactions, nor are there any currently proposed transactions, in which ITEX or its subsidiaries was or is to be a participant, the amount involved exceeded $120,000, and any director or director nominee, executive officer or any of their immediate family members, or any promoter or control person, had a material direct or indirect interest.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our directors and executive officers, and persons who own more than ten percent of our common stock, file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater-than-ten percent shareholders are required by the SEC regulation to furnish us with copies of all Section 16(a) forms they file. Specific due dates have been established by the SEC, and we are required to disclose in this report any failure to file by those dates.

We believe that there has been compliance with all Section 16(a) filing requirements applicable to our officers, directors and ten-percent beneficial owners.

Fees Paid to EKS&H (Audit and Non-Audit Fees)

The following table presents fees for professional audit services rendered by Ehrhardt Keefe Steiner & Hottman PC (“EKS&H”), for the audit of our annual financial statements for the years ended July 31, 2008, and 2007, and the reviews of the financial statements included in each of our quarterly reports on Form 10-Q during the fiscal years ended July 31, 2008 and 2007, and fees billed for other services rendered by EKS&H during those periods.

Year Ended July 31	2008	2007

Audit Fees(1)	$106,479	$91,973
Audit Related Fees(2)	10,062	10,864
Tax Fees(3)	—	—
Total	$116,541	$102,837

(1)	Fiscal 2008 fees include our quarterly reviews and performance of our annual audit.

(2)
Audit Related Fees consist of assurance and related services that are reasonably related to the performance of the audit or review of ITEX’s financial statements. This category includes fees related to the performance of audits and attest services not required by statute or regulations, and accounting consultations regarding proposed transactions and acquisitions.

(3)	Tax Fees consist of the aggregate fees billed for professional services rendered by EKS&H for tax compliance, tax advice, and tax planning.

All of the EKS&H fees in each of the categories enumerated above were approved in advance by the Audit Committee. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee pre-approves particular services on a case-by-case basis.

OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING

In addition, there will be an address by the CEO and a general discussion period during which stockholders will have an opportunity to ask questions about the business. If you granted a proxy, the persons named as proxy holders, Steven White and John Wade, will have the discretion to vote your shares on any additional matters not described herein which may properly come before the meeting, or any adjournment or postponement of the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board. At the time this document went to press, ITEX knew of no other matters that might be presented for stockholder action at the ITEX fiscal 2008 annual meeting of Stockholders.

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

Report of the Audit Committee

The primary purpose of the Audit Committee is to oversee the financial reporting process for the Company on behalf of the Board of Directors. The Committee’s function is more fully described in its charter, which the Board has adopted and which is publicly available on our corporate web site at www.itex.com on the “Investor Relations” page under the link “Governance.” The Audit Committee Charter is reviewed annually and as may be required due to changes in industry accounting practices or the promulgation of new rules or guidance documents.

In fulfilling its oversight responsibilities, the Audit Committee reviews the Company’s internal accounting procedures, consults with and reviews the services provided by the Company’s independent accounting firm and makes recommendations to the Board of Directors regarding the selection of an independent registered public accounting firm. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

The Committee has reviewed and discussed the audited consolidated financial statements of the Company for the fiscal year ended July 31, 2008, with the Company’s management. The Committee has discussed with Ehrhardt Keefe Steiner & Hottman PC, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as modified or supplemented.

The Committee has also received the written disclosures and the letter from Ehrhardt Keefe Steiner & Hottman PC required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Committee has discussed the independence of Ehrhardt Keefe Steiner & Hottman PC with that firm.

Based on the Committee’s review and discussions noted above, the Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2008, for filing with the Securities and Exchange Commission.

Submitted by:

John Wade (Chairman)
Steven White

Other Information

Copies of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended July 31, 2008 will be provided to stockholders without charge upon request. Stockholders should direct any request to ITEX Corporation, 3326 – 160th Ave SE, Suite 100, Bellevue, WA 98008, Attn: John Wade, Secretary. ITEX will also furnish any exhibit to the 2008 Form 10-K specifically requested.

By Order of the Board of Directors

John Wade
Secretary
Bellevue, Washington

Electronic Voting Instructions
You can vote by Internet!Instead of mailing your proxy, you may choose the voting method outlined below to vote your proxy.
Proxies submitted by the Internet must be received
by 10:00 a.m., Pacific time, on December 19, 2008

Vote by Internet
• Log on to the Internet and go to
www.itex.com/ir/annualmeeting
• Follow the instructions for registered owners to log in to the OTR secure website to vote
• At the Account Sign On screen, type in your account number and personalized pin number
• Select VOTE PROXY from the account menu
• Enter your sequence number

çAccount validation details are located here.

ELECTRONIC DELIVERY OF FUTURE
SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by ITEX in
mailing proxy materials, you can consent to receiving all
future proxy materials electronically via e-mail in the
future. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when
prompted, indicate that you agree to receive or access
shareholder communications electronically in future years.

Using a black ink pen, mark your votes with an X as shown in the example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card
If you have not voted on the Internet or by telephone, fold along the perforation, detach and return the bottom portion in the enclosed envelope.

1. To elect three members of the Board of Directors to serve until the next annual meeting and until their successors have been elected and qualified;

Nominees:  01 – Steven White;  02 – John Wade;  03 – Eric Best

☐	FOR ALL NOMINEES	☐	WITHHELD FROM ALL NOMINEES
☐	Withhold Authority to Vote for any Individual Nominee. Write name or number(s) of nominees.

2. To act upon any other matters as may properly come before the annual meeting or any adjournments or postponements thereof.

☐	FOR	☐	AGAINST	☐	ABSTAIN

IF VOTING BY MAIL, YOU MUST COMPLETE BOTH SIDES OF THIS CARD.

PROXY – ITEX CORPORATION

This Proxy is Solicited on Behalf of the Board of Directors

2008 Annual Meeting of Stockholders

By signing below, you, as a stockholder of ITEX Corporation, hereby appoint Steven White and John Wade, or either of them, proxies and attorneys-in-fact, with full powers to each of substitution, on your behalf and in your name, to represent you at ITEX’s annual meeting of stockholders to be held on Friday, December 19, 2008, and at any adjournment(s) or postponement(s) thereof, and to vote all of your shares of common stock on all matters to be considered at the meeting which you would be entitled to vote if personally present. The meeting will begin at 10:00 a.m. local time at the executive offices of ITEX located at 3326 - 160th Ave SE, Suite 100, Bellevue, WA 98008. If this proxy is executed, but no instruction is given, it will be voted FOR each of the nominees for director, and will be voted in the discretion of the proxies on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

Authorized Signatures. This section must be completed for your vote to be counted. - Date and sign below
Please sign your name(s) exactly as it appears hereon. Joint owners should sign. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing.

Date (mm/dd/yyyy)	Signature 1	Signature 2
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